UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2012

DEL MONTE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 14, 2012, management of Del Monte Corporation (“Del Monte” or the “Company”) approved and announced plans to consolidate its peach production across California at its fruit processing facility in Modesto, California and plans to close its Kingsburg, California peach processing facility following this summer’s peach canning season. The consolidation is designed to lower the Company’s cost of production and allow Del Monte to continue to meet consumers’ ongoing demand for high quality products at a reasonable value. As a result of the consolidation of two California plants into one location, approximately 70 full-time employees and approximately 1,100 seasonal employees are expected to be impacted. The Company expects to complete the plant consolidation by June 2013.

As a result of the plant consolidation, Del Monte expects to incur pre-tax charges and cash expenditures associated with exit or disposal activities related to (i) employee separation costs and (ii) other associated costs. Del Monte expects to incur approximately $8-11 million of total pre-tax cash charges associated with exit or disposal activities, consisting of (a) approximately $4 million of one-time employee termination costs and (b) approximately $4 -7 million of other associated costs.

In addition, in connection with the plant consolidation, the Company expects to incur non-cash incremental depreciation expense related to property, plant and equipment totaling approximately $10 million.

Safe Harbor Statement

Item 2.05 of this Current Report on Form 8-K contains forward-looking statements conveying management’s expectations as to the future based on the Company’s plans, estimates and projections as of the date of this Report. Forward-looking statements involve inherent risks and uncertainties and Del Monte cautions readers of this Report that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this Current Report on Form 8-K include statements related to the expected benefits of the plant consolidation, and the pre-tax charges associated with exit or disposal activities and incremental depreciation expense expected in connection with the plant consolidation.

Factors that could cause actual results to differ materially from those described in this Current Report on Form 8-K include, among others, changes in the specific actions that may be undertaken (or not undertaken) in connection with the plant consolidation.

These factors and other risks and uncertainties are described in more detail, from time to time, in Del Monte’s filings with the Securities and Exchange Commission. Readers of this Report are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Del Monte does not undertake to update any of these statements in light of new information or future events.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

The information included under “Item 2.05 Costs Associated with Exit or Disposal Activities” is incorporated by reference in response to this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Corporation

Date: May 14, 2012	By:	/s/ Timothy S. Ernst
	Name:	Timothy S. Ernst
	Title:	Secretary